FORM 4	UNITED STATES SECURITIES AND EXCHANGE COMMISSION	OMB APPROVAL
	Washington, D.C. 20549 STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP	OMB Number: 3235-0287 Estimated average burden hours per response: 0.5
☐ Check this box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. SeeInstruction 1(b).	Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 or Section 30(h) of the Investment Company Act of 1940

1. Name and Address of Reporting Person*	2. Issuer Name and Ticker or Trading Symbol	5. Relationship of Reporting Person(s) to Issuer
Dubois Guy	Track Group, Inc. [ TRCK ]	(Check all applicable)
(Last) (First) (Middle)
X Director 10% Owner
C/O TRACK GROUP, INC.	3. Date of Earliest Transaction (Month/Day/Year)	X Officer (give title below) Other (specify below)
200 E 5TH AVE, UNIT 100	11/30/2017
(Street)		MEMBER OF EXECUTIVE COMMITTEE

NAPERVILLE IL 60563	4. If Amendment, Date of Original Filed (Month/Day/Year)	6. Individual or Joint/Group Filing (Check Applicable Line)
(City) (State) (Zip)
X Form filed by One Reporting Person
Form filed by More than One Reporting Person
Table I - Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	1. Transaction Date (Month/Day /Year)	2A. Deemed Execution Date, if any (Month/Day /Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price
Table II - Derivative Securities Acquired, Disposed of, or Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities)
1. Title of Derivative Security (Instr. 3)	2. Conversion or Exercise Price of Derivative Security	3. Transaction Date (Month/Day/Year)	3A. Deemed Execution Date, if any (Month/Day/Year)	4. Transaction Code (Instr. 8)		5. Number of Derivative Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)		6. Date Exercisable and Expiration Date (Month/Day/Year)		7. Title and Amount of Securities Underlying Derivative Security (Instr. 3 and 4)		8. Price of Derivative Security (Instr. 5)	9. Number of derivative Securities Beneficially Owned Following Reported Transaction(s) (Instr. 4)	10. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	11. Nature of Indirect Beneficial Ownership (Instr. 4)
				Code	V	(A)	(D)	Date Exercisable	Expiration Date	Title	Amount or Number of Shares
Options	$5.95	11/30/2017		D			15,126	01/15/2016	01/15/2023	Common Stock	15,126	(1)	0	D
Options	$1.24	11/30/2017		A		15,126		01/15/2016	01/15/2023	Common Stock	15,126	(1)	15,126	D
Options	$6.30	11/30/2017		D			14,286	04/01/2016	03/31/2023	Common Stock	14,286	(1)	0	D
Options	$1.24	11/30/2017		A		14,286		04/01/2016	03/31/2023	Common Stock	14,286	(1)	14,286	D
Options	$5.00	11/30/2017		D			18,000	07/01/2016	06/30/2023	Common Stock	18,000	(1)	0	D
Options	$1.24	11/30/2017		A		18,000		07/01/2016	06/30/2023	Common Stock	18,000	(1)	18,000	D

  Explanation of Responses:

1. The reported transactions involved the modification of certain outstanding options, resulting in the deemed cancellation of the "old" options and the grant of replacement options with a reduced exercise price of $1.24 per share, which modifications were approved in advance by the Issuer's Board of Directors on November 30, 2017. The cancellation and subsequent grant were both exempt from Section 16(b) pursuant to Rule 16b-3(e) and Rule 16b-3(d), respectively.

	/s/ Guy Dubois	04/13/2018
Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.	** Signature of Reporting Person	Date

* If the form is filed by more than one reporting person, see Instruction 4 (b)(v).
** Intentional misstatements or omissions of facts constitute Federal Criminal Violations See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).
Note: File three copies of this Form, one of which must be manually signed. If space is insufficient, see Instruction 6 for procedure.
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